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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [x] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                         Entertainment Properties Trust
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                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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CONTACTS

Media:                  Jon Weis                              (888) EPR-REIT
Shareholders:           MacKenzie Partners, Inc.              (800) 322-2885


                 ENTERTAINMENT PROPERTIES FILES DEFINITIVE PROXY
                 STATEMENT AND COMMENTS ON BRT'S POSSIBLE OFFER

         KANSAS CITY, MISSOURI - April 2, 2001 - Entertainment Properties Trust (NYSE: EPR) announced today that it has filed its Definitive Proxy Statement and form of proxy for its upcoming 2001 annual meeting on May 9, 2001 at the Leawood Town Center in Leawood, Kansas. Shareholders should receive the definitive materials by mail over the next week and shareholders are urged to return their BLUE proxy card to the company, in the prepaid envelope provided, in order to support management's nominee for trustee and to disregard the white proxy card solicited by BRT Realty Trust.

         EPR also commented on the public statement by BRT Realty Trust, an EPR shareholder, regarding its possible offer to purchase up to 1 million EPR shares from existing shareholders. EPR commented:

         "The board of EPR takes its fiduciary obligations very seriously and will consider any bona fide offer made to the company or its shareholders for the purchase of the company's shares. We urge our shareholders to wait for a recommendation by the board, following any bona fide offer, before taking any action.

         "BRT's statement regarding a possible offer was informal, lacked specific details and is contingent on items we have previously rejected. We note that this offer is made together with BRT's attempt to put Mr. Gould on our board, a proposal which has already been considered and rejected by our nominating committee.

         "The company will continue to communicate with its shareholders to supply accurate information in response to BRT Realty's filings and to urge them to support EPR's nominee, Scott Ward, to the board. It will also provide further background information on BRT Realty and Mr. Gould, and EPR's belief that his election is not in the best interests of our company and our shareholders."

         Shareholders who have questions about the upcoming annual meeting, the election of the trustee or BRT's possible offer are encouraged to contact the company's proxy solicitor, MacKenzie Partners at (800) 325-2885, or to call the company directly at (888) EPR- REIT.

         Entertainment Properties Trust is a specialty finance company organized as a real estate investment trust (REIT) whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR. The Entertainment Properties Trust company address is 30 Pershing Road, Suite 201, Kansas City, Missouri 64108. 888-EPR-REIT. FAX 816-472-5794. The company's website is located at http://www.eprkc.com.